Exhibit 6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 22 to the Registration Statement No. 333-17665 on Form S-6 of our report dated April 24, 2012 relating to the financial statements of each of the portfolios of Separate Account FP of AXA Equitable Life Insurance Company for the year ended December 31, 2011. We also consent to the use herein of our report dated March 8, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the adoption of the accounting standard relating to acquisition costs associated with acquiring or renewing insurance contracts discussed in Note 2, as to which the date is August 29, 2012, relating to the consolidated financial statements and financial statement schedules, which appears in AXA Equitable Life Insurance Company’s Current Report on Form 8-K dated August 29, 2012. We also consent to the reference to us under the heading “Financial Statements” in the Prospectus Supplement.

/s/PricewaterhouseCoopers LLP

New York, New York

August 29, 2012